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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
-----------     ------------                                    -----------

9(b)            Form of Addendum to Agency Agreement            99.B9(b)

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                         ADDENDUM TO AGENCY AGREEMENT
                         ----------------------------


          The Agency Agreement, made the 17th day of December, 1990, (and subsequently amended), between PIMCO Funds: Multi-Manager Series, formerly PIMCO Funds: Equity Advisors Series (the "Trust"), a Massachusetts business trust having its principal place of business at 840 Newport Center Drive, Suite 360, Newport Beach, CA 92660, PIMCO Advisors L.P. ("PALP"), a limited partnership having its principal place of business at 800 Newport Center Drive, Newport Beach, California 92660, and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this __________ day of __________, 199_.

                                 WITNESSETH:

          WHEREAS, pursuant to the Agreement, the Trust has appointed IFTC as Transfer Agent and Dividend Disbursing Agent and IFTC has accepted such appointment; and

          WHEREAS, the Fund currently consists of multiple separate series, including those series designated as the NFJ Equity Income Fund, NFJ Diversified Low P/E Fund, NFJ Small Cap Value Fund, Cadence Capital Appreciation Fund, Cadence Mid Cap Growth Fund, Cadence Small Cap Growth Fund, Cadence Micro Cap Growth Fund, Columbus Circle Investors Core Equity Fund, Columbus Circle Investors Mid Cap Equity Fund, Parametric Enhanced Equity Fund, Parametric Structured Emerging Markets Fund, Blairlogie Emerging Markets Fund, Blairlogie International Active Fund, and Balanced Fund (each a "Fund"); and

          WHEREAS, the Fund intends to redesignate NFJ Equity Income Fund, NFJ Diversified Low P/E Fund, NFJ Small Cap Value Fund, Cadence Capital Appreciation Fund, Cadence Mid Cap Growth Fund, Cadence Small Cap Growth Fund, Cadence Micro Cap Growth Fund, Columbus Circle Investors Core Equity Fund, Columbus Circle Investors Mid Cap Equity Fund, Parametric Enhanced Equity Fund, Parametric Structured Emerging Markets Fund, Blairlogie Emerging Markets Fund, Blairlogie International Active Fund, and Balanced Fund as, respectively, PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Core Equity Fund, PIMCO Mid Cap Equity Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Emerging Markets Fund, PIMCO International Developed Fund, and PIMCO Balanced Fund (the "Redesignated Funds"); and
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          WHEREAS, the Trust intends to establish eight additional series to be designated as the PIMCO International Fund, PIMCO Renaissance Fund, PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, and PIMCO Precious Metals Fund (the "New Funds"); and

          WHEREAS, the Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent for the Institutional Class shares and Administrative Class shares of the Redesignated Funds and the New Funds on the terms set forth in the Agreement and in this Addendum to the Agreement; and

          WHEREAS, IFTC is willing to accept such appointment;

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          1. In addition to its responsibilities as specified in the Agreement, the Trust hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent with respect to the Institutional Class shares and Administrative Class shares of the Redesignated Funds and the New Funds which, in addition to all other Funds previously established by the Trust, shall each be deemed one of the Funds under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in paragraph six (6) ("Compensation and Expenses") of the Agreement and in the Compensation Schedule ("Exhibit A") attached thereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                                  PIMCO FUNDS:  MULTI-MANAGER SERIES



Attest:                           By:
        ----------------------        -------------------------------
        Name:                         Name:
        Title:                        Title:


                                  PIMCO ADVISORS L.P.


Attest:                           By:
        ----------------------        -------------------------------
        Name:                         Name:
        Title:                        Title:



                                  INVESTORS FIDUCIARY TRUST COMPANY


Attest:                           By:
        ----------------------        -------------------------------
        Name:                         Name:
        Title:                        Title:


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